For more information, contact:

American TonerServ Corp.
800-736-3515
Mark Warnell, Director of Administration
Email: ir@AmericanTonerServ. com
or
PondelWilkinson Inc.
Roger Pondel/Evan Pondel
310-279-5980
Email: epondel@pondel. com

American TonerServ Reports Record Revenue and EBITDA for Second Quarter

Santa Rosa, CA – August 13, 2009 – American TonerServ Corp. (OTCBB: ASVP) (“ATS”), a strategic consolidator in the highly fragmented $6.0 billion printer supplies and services industry, today announced continued strong growth momentum for the second quarter ended June 30, 2009.

“We are very pleased to report record numbers this quarter, with revenues growing more than 166% over last year’s second quarter,” said Chuck Mache, who was named chief executive officer in February 2009. “As evidence of the company’s momentum, second quarter revenues were 15% above those of the preceding first quarter.”

Revenue for the three months ended June 30, 2009, advanced to $7.4 million from $2.8 million for the corresponding quarter a year ago and from $6.4 million for the preceding 2009 first quarter. The company’s net loss for the 2009 second quarter decreased significantly to $568,452, or $.01 per share, from a net loss of $1,254,809, or $.01 per share, for the same quarter the previous year.

American TonerServ achieved earnings before interest, taxes, depreciation and amortization (EBITDA) of $87,984 for the 2009 second quarter compared with a loss of $803,893 in the second quarter of 2008. Adjusted EBITDA (EBITDA less stock-based compensation expense, other non-cash items and other one-time expenses) totaled $270,193 for the 2009 second quarter, versus a loss of $338,693 last year.

“The strong increase in revenues and EBITDA for the second quarter is attributable to the execution of our three 2009 strategic initiatives: our Sales Partner Program; a significant hospital contract; and continued execution of our acquisition strategy,” Mache said. “Continuing to achieve positive EBITDA confirms that our formula is working, as we move forward in growing the company and moving closer to our goal of becoming a formidable national consolidator in our sector. Selective acquisitions will play a role in our strategic growth initiatives, as we also concentrate on organically growing our existing operations,” Mache added.

420 Aviation Blvd., Ste. 103 | Santa Rosa, CA. 95403 | P 800.736.3515 | F 707.578.7304 | www. AmericanTonerServ. com

American TonerServ Reports
Solid Second Quarter Financial Results

Presentation of Non - GAAP Information

This press release contains non-GAAP financial measures, including EBITDA (earnings before interest, income taxes, depreciation and amortization) and Adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization and other non-cash related expenditures). The Company believes these non-GAAP financial measures are useful to investors in evaluating its results. These measures are not a measurement of financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of liquidity. In addition, because EBITDA and Adjusted EBITDA may not be calculated identically by all companies, this presentation may not be comparable to other similarly titled measures of other companies. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the Non-GAAP Reconciliation – EBITDA and Adjusted EBITDA, along with related footnotes, below.

About American TonerServ

American TonerServ Corp., a leading marketer of compatible toner cartridges, is building a nationwide organization to efficiently serve the printing needs of small- and medium-sized businesses by consolidating best-in-class independent operators in the more than $6.0 billion recycled printer cartridge and printer services industry, offering top-quality, environmentally-friendly products and local service teams. Please see www. AmericanTonerServ. com for more information.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth above may be forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of management, as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors such as the level of business and consumer spending, the amount of sales of the Company's products, the competitive environment within the industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company's expansion efforts, economic conditions in the industry and the financial strength of the Company's customers and suppliers. The Company does not undertake any obligation to update such forward-looking statements. Investors are also directed to consider all other risks and uncertainties.

Financial tables follow:

420 Aviation Blvd., Ste. 103 | Santa Rosa, CA. 95403 | P 800.736.3515 | F 707.578.7304 | www. AmericanTonerServ. com

American TonerServ Reports
Solid Second Quarter Financial Results

AMERICAN TONERSERV CORP. AND SUBSIDIARIES
RESULTS OF OPERATIONS

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009		2008
Revenues:
Toner and supplies	$ 6,352,395	$ 2,284,076	$ 11,717,620	$ 4,538,965
Service	1,003,981	478,471	2,014,871		913,261
	---------	---------	----------		----------
Total revenues	7,356,376	2,762,547	13,732,491		5,452,226
	---------	---------	----------		----------
Cost of sales:
Toner	4,644,588	1,424,389	8,814,812		2,877,603
Service	477,971	275,193	702,457		616,569
	---------	---------	----------		----------
Total cost of sales	5,122,559	1,699,582	9,517,269		3,494,172

Gross profit	2,233,817	1,062,965	4,215,222		1,958,054

Operating expenses:
Salaries and wages	872,044	682,724	1,749,613		1,356,660
Professional fees and
services	494,652	146,244	783,309		731,126
Sales and marketing	610,748	286,986	1,100,500		480 207
General and administrative 500,250		407,270	987,530		742,511
Amortization of
intangible assets	181,310	154,229	353,491		306,206
	---------	---------	----------		----------
Total operating expenses	2,659,004	1,677,453	4,974,443		3,616,710
	---------	---------	----------		----------
Loss from operations	(425,187)	(614,488)	(759,221)		(1,658,656)

Other (expense) income:
Change in fair value of
warrant liability	35,603	(1,053)	452,669		1,874
Gain on claims settlement	-	-	-		66
Fair value of
convertible debt	250,000	(375,000)	250,000		(362,500)
Interest expense, net	(430,019)	(264,268)	(793,419)		(432,709)
Other income	1,151	-	3,905		-
	---------	---------	----------		-----------
Net loss	$ (568,452)	$ (1,254,809)	$ (846,066)	$ (2,451,925)
	==========	===========	==========		===========
Net loss per share:
Basic and diluted	$ (0.01)	$ (0.02)	$ (0.01)	$	$ (0.04)
	==========	===========	==========		===========
Weighted average number
of shares outstanding:
Basic and diluted	78,154,691	64,542,512	77,873,619		62,233,698
	==========	===========	==========		==========

420 Aviation Blvd., Ste. 103 | Santa Rosa, CA. 95403 | P 800.736.3515 | F 707.578.7304 | www. AmericanTonerServ. com

American TonerServ Reports
Solid Second Quarter Financial Results

BALANCE SHEET DATA

	June 30,
	2009	December 31,
	(unaudited)	2008
ASSETS
Current assets
Cash and cash equivalents	$ 25,836	$ 4,033
Accounts receivable, net	3,645,204	2,753,445
Inventory	1,156,766	774,747
Prepaid expenses and other current assets	178,816	75,716
Deferred compensation	27,382	73,275
	----------	----------
Total current assets	5,034,004	3,681,216
	----------	----------
Intangible assets, net	3,941,769	4,058,036
Goodwill	7,127,999	6,935,468
Property and equipment, net	598,892	644,477
Other assets	76,540	80,044
	----------	----------
Total assets	$ 16,779,204	$ 15,399,241
	===========	===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Cash overdraft	$ 46,384	$ 39,381
Accounts payable and accrued expenses	4,190,938	3,030,599
Shareholder advances	118,595	173,595
Revolving line of credit	1,668,179	1,346,722
Notes payable - current portion
(net of unamortized discount of $121,451
and $194,937 at June 30, 2009 and
December 31, 2008)	1,523,754	2,080,865
Convertible notes payable, current portion
(net of unamortized discount of $140,461
and $147,566 at June 30, 2009 and
December 31, 2008)	856,092	1,782,712
Convertible notes payable, related parties –
current portion(net of unamortized
discount of $0 and $1,466 at June 30,
2009 and December 31, 2008)	-	123,534
Note payable, related parties	200,000	-
Deferred revenue	276,079	77,245
	----------	----------
Total current liabilities	8,880,021	8,654,653
	----------	----------
Long-term liabilities
Notes payable (net of unamortized discount
of $218,789 and $244,016 at June 30, 2009
and December 31, 2008)	1,533,210	929,842
Convertible notes payable (net of unamortized
discount of $549,371 and $669,042 at
June 30, 2009 and December 31, 2008)	2,906,836	2,926,524

420 Aviation Blvd., Ste. 103 | Santa Rosa, CA. 95403 | P 800.736.3515 | F 707.578.7304 | www. AmericanTonerServ. com

American TonerServ Reports
Solid Second Quarter Financial Results

BALANCE SHEET DATA (continued)

Warrant liabilities	193,329	639,193
	----------	----------
Total long-term liabilities	4,633,375	4,495,559
	----------	----------
Total liabilities	13,513,396	13,150,212
	----------	----------
Commitments and contingencies

Stockholders' equity:
Preferred stock
4,700,000 and 0 shares issued and
outstanding at June 30, 2009 and
December 31, 2008, respectively	4,700	-
Common stock
78,345,996 and 77,045,995 shares issued and
outstanding at June 30, 2009 and
December 31, 2008, respectively	78,346	77,046
Additional paid-in capital	26,248,664	24,391,819
Accumulated deficit	(23,065,902)	(22,219,836)
	-----------	-----------
Total stockholders' equity	3,265,808	2,249,029
	-----------	-----------
Total liabilities and stockholders' equity	$ 16,779,204	$ 15,399,241
	============	============

420 Aviation Blvd., Ste. 103 | Santa Rosa, CA. 95403 | P 800.736.3515 | F 707.578.7304 | www. AmericanTonerServ. com

American TonerServ Reports
Solid Second Quarter Financial Results

The following is a reconciliation of cash flows provided by operating activities to EBIT, EBITDA, and net loss:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Cash flows from
operating activities	$ 69,489	$ (690,878)	$ (266,891)	$ (1,326,103)
Changes in operating
assets and liabilities	(73,064)	202,514	16,831	304,950
Non-cash (expenses) income,
including depreciation and
amortization	(554,251)	(766,445)	(596,006)	(1,430,772)
Interest expense, net	430,019	264,268	793,419	432,709
	-----------	-----------	-----------	-----------
EBIT	(138,433)	(990,541)	(52,647)	(2,019,216)
Depreciation and
amortization	226,417	186,648	444,568	370,823
	-----------	-----------	----------	-----------
EBITDA	87,984	(803,893)	391,921	(1,648,393)
Interest expense	(430,019)	(264,268)	(793,419)	(432,709)
Depreciation and
amortization	(226,417)	(186,648)	(444,568)	(370,823)
	-----------	----------	----------	-----------
Net loss	(568,452)	$ (1,254,809)	$ (846,066)	$ (2,451,925)
	===========	===========	===========	===========

The following is a reconciliation of net loss to EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net loss	$ (568,452)	$ (1,254,809)	$ (846,066)	$ (2,451,925)
Interest expense, net	430,019	264,268	793,419	432,709
	-----------	----------	----------	----------
EBIT	(138,433)	(990,541)	(52,647)	(2,019,216)
Depreciation and
amortization	226,417	186 648	444,568	370,823
	-----------	----------	----------	----------
EBITDA	$ 87,984	$ (803,893)	$ 391,921	$ (1,648,393)
	===========	===========	===========	===========

420 Aviation Blvd., Ste. 103 | Santa Rosa, CA. 95403 | P 800.736.3515 | F 707.578.7304 | www. AmericanTonerServ. com

American TonerServ Reports
Solid Second Quarter Financial Results

The following is a reconciliation of net EBITDA to Adjusted EBITDA; which excludes all non-cash items;
one time expenditures and stock related compensation:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
EBITDA	$ 87,984	$ (803,893)	$ 391,921	$(1,648,393)
Stock related
compensation	434,785	88,926	547,238	493,909

Fair value of
conversion feature
of convertible debt	(250,000)	375,000	(250,000)	362,500
Fair value of warrant
liabilities	(35,603)	1,053	(452,669)	(1,874)
Bad debt allowance
for entities	2,500	3,856	2,500	36,356
Other costs	31,247	-	45,426	-
----------		----------	----------	----------
ADJUSTED EBITDA	$ 270,913	$ (338,693)	$ 284,416	$ (761,137)
==========		==========	==========	==========

420 Aviation Blvd., Ste. 103 | Santa Rosa, CA. 95403 | P 800.736.3515 | F 707.578.7304 | www. AmericanTonerServ. com